CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated as of December 26, 2025 (“Amendment Effective Date”) among Ripple Labs Inc. (“Lender”), Gemini Capricorn One, LLC (the “Borrower”) and Gemini Constellation, LLC (“Servicer”).

WHEREAS, Lender, Borrower and Servicer entered into that certain Credit Agreement dated as of July 11, 2025 as amended by that certain First Amendment to Credit Agreement dated as of August 13, 2025 (as so amended, the “Credit Agreement”). Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

WHEREAS, the parties wish to amend the Credit Agreement to temporarily increase the Commitment subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.Notwithstanding anything to the contrary in Section 1.05(a) of the Credit Agreement but subject to the other terms and conditions of the Credit Agreement, the Commitment is hereby increased to $250,000,000 until July 1, 2026 (the “Temporary Increase in Commitment”) subject to the following terms and conditions (the “Temporary Increase in Commitment Conditions”):
a.Clause (i) of the definition of Advance Rate is amended by replacing the reference to “[***]” with “[***]”.
b.Clause (i) of the definition of Interest Rate is amended by replacing the reference to “6.50%” with “7.00%”.
c.By no later than January 31, 2026, Borrower shall cause the following to occur:
i.Borrower shall, or shall cause its Affiliates to, grant a security interest in RLUSD that it owns and is unencumbered (the “Pledged RLUSD”) (and not RLUSD belonging to its customers or in which its customers have a beneficial interest) pursuant to a security agreement reasonably satisfactory to Lender in an amount no less than [***] of the Loan Amount. If Borrower’s Affiliates will be granting a security interest, then Lender may require such Affiliates to sign a non-recourse guaranty reasonably satisfactory to the parties.
ii.The Pledged RLUSD shall be held by a qualified custodian (“QC”) regulated by the New York Department of Financial Services (“NYDFS”) and otherwise reasonably satisfactory to Lender. The QC, Borrower and
Second Amendment to Credit Agreement

Lender shall enter into a control agreement reasonably satisfactory to Lender (the “Control Agreement”) pursuant [***]. Any fees charged by the QC shall be borne by Borrower and not Lender. For the avoidance of doubt, the Parties agree that Gemini Trust Company, LLC is a QC so long as it remains in good standing with NYDFS.
iii.Failure of the foregoing to occur by January 31, 2026 shall constitute an immediate Event of Default.
d.On and after January 31, 2026, Lender may reject a Borrowing Request if it does not receive reasonably satisfactory evidence that the amount of Pledged RLUSD in an amount no less than [***] of the Loan Amount including the requested Advance has been deposited into the account subject to the Control Agreement. The Borrower will submit a calculation of the Pledged RLUSD based on the Loan Amount resulting from any Borrowing Request as a schedule to the Borrowing Base Certificate. The Borrower will be responsible for rebalancing the Pledged RLUSD by 8:00pm EST on the business day prior to the Lender funding any Advances, and Borrower shall provide Lender with evidence of same (access by Lender to a Gemini Designated Wallet address will be sufficient) by such time.
e.Subject to Section 1(d) of this Amendment, Borrower shall not be required to comply with clauses (i) and (ii) of Section 1(c) of this Amendment from March 30, 2026 through April 2, 2026.
f.The Temporary Increase in Commitment Conditions pursuant to this Section 1 shall terminate on July 1, 2026.

2. If on July 2, 2026, Borrower fails to repay the Advances in an amount necessary for the Loan Amount to be less than or equal to $150,000,000, then the following terms and conditions shall apply until the Loan Amount is less than or equal to $150,000,000 pursuant to clause (a) below:
a.The Commitment will be the lesser of (i) $250,000,000 and (ii) $250,000,000 minus any repayments and prepayments of the Loan Amount after July 1, 2026 until the Loan Amount is equal to or less than $150,000,000.
b.The Temporary Increase in Commitment Conditions shall continue to apply except that clause (i) of the definition of Interest Rate shall be increased to 10.00%.
c.For the avoidance of doubt, this Section 2 is not intended to relieve the Borrower from complying with any other terms and conditions of the Credit Agreement including, without limitation, its requirement to prepay the Loan Amount when a Borrowing Base Deficiency exists.

3.By no later than April 1, 2026 and all times thereafter until the Final Maturity Date, Borrower shall, or shall cause its Affiliates to, maintain an average AUC of RLUSD
Second Amendment to Credit Agreement

issued on the XRP ledger of no less than [***] in any calendar month (excluding the three (3) highest Daily AUCs and the three (3) lowest Daily AUCs in such month); provided that if Borrower fails to comply with this covenant, then Borrower shall pay to Lender on each Settlement Date and the Final Maturity Date an amount equal to 2% per annum times the difference between [***] and the AUC balance of RLUSD issued on the XRP ledger at such time. Failure to so timely pay shall constitute an Event of Default under Section 8.02(b)(i) of the Credit Agreement.

4.Concurrently with the Monthly Report, Borrower shall furnish to the Lender a report (the “Portfolio Report”), in substantially the form attached as Exhibit A hereto.

5.Effect of Amendment. This Amendment is a Transaction Document. Except as expressly amended and/or superseded by this Amendment, the Credit Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement, except as expressly set forth herein. Upon the Amendment Effective Date, or as otherwise set forth herein, the Credit Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth, and this Amendment shall henceforth be read, taken, and construed as an integral part of the Credit Agreement; however, such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Credit Agreement. This Amendment shall not operate to eliminate or discharge a party’s obligation to pay amounts accrued and owing prior to the Amendment Effective Date, which amounts shall be payable in accordance with the terms of the Credit Agreement without giving effect to this Amendment. In the event of any inconsistency between this Amendment and the Credit Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References in any of the Transaction Documents or amendments thereto to the Credit Agreement shall be deemed to mean the Credit Agreement, as applicable, as amended by this Amendment.

6.Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of New York, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.

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Second Amendment to Credit Agreement

GEMINI CAPRICORN ONE, LLC	RIPPLE LABS INC.
By: /s/ Marshall Beard	By: /s/ Sean Belmont
Name: Marshall Beard	Name: Sean Belmont
Title: Manager	Title: Chief Risk Officer

GEMINI CONSTELLATION, LLC
By: /s/ Dan Chen
Name: Dan Chen
Title: Manager
Second Amendment to Credit Agreement

Exhibit A

[***]

Second Amendment to Credit Agreement